UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 5, 2011

NYXIO TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137160	98-0501477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2156 NE Broadway Portland, Oregon	97232
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-436-6996

1694 Falmouth Road, Suite 150
Centerville, Massachusetts
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements that involve risks and uncertainties.  Forward-looking statements in this document include, among others, statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and products and other factors.  Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology.  In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the “SEC”).  These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  The forward-looking statements in this document are made as of the date of this document and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Nyxio Technologies Corporation, a Nevada corporation and its wholly owned subsidiary, Nyxio Technologies Corporation, an Oregon corporation (“Nyxio”).

Section 1 – Registration’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below is incorporated by reference herein.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2011 (the “Closing Date”), Nyxio Technologies Corporation, a Nevada corporation (the “Registrant”) closed a voluntary share exchange transaction with Nyxio Technologies Corporation, an Oregon corporation (“Nyxio”) pursuant to a Share Exchange Agreement (the “Exchange Agreement”) by and among the Registrant on the one hand, and Nyxio and the selling shareholders of Nyxio - Mr. Giorgio Johnson, Fairlane Holdings Inc., and Exchequer Finance Inc. (collectively, the “Nyxio Shareholders”), on the other hand (“Share Exchange Transaction”).  Nyxio is an electronics company with certain intellectual property rights related to hardware and software, including VioSphere, an integrated flat screen television and full personal computer, LCD and LED televisions, games and other accessories (“Intellectual Property Rights”).

As a result of the Share Exchange Transaction, (i) Mr. Giorgio Johnson received a warrant to purchase up to a maximum of 37,500,000 shares of our common stock at $0.01 per share (the “Warrant”) and (ii) the Nyxio Shareholders received an aggregate of 22,500,000 shares of our common stock, in exchange for 100% of the issued and outstanding capital stock of Nyxio, representing approximately 60% of our now issued 38,378,295 issued and outstanding shares of common stock.  Nyxio became our wholly-owned subsidiary.

The Warrant shall be exercisable with respect to 9,375,000 shares of our common stock for each $1,000,000 of realized revenue by the Company as reported on our audited consolidated financial statements as prepared pursuant to the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), during the 24 month period from the Closing Date. The terms and conditions of the Warrant are further detailed in that certain form of Warrant attached as an Exhibit to this Current Report on Form 8-K.

The Exchange Agreement contains customary representations, warranties, and conditions to closing.  The foregoing description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement. A copy of the Exchange Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

From and after the Closing Date, our operations will consist of the business and operations of Nyxio.  Therefore, we disclose information about the business of Nyxio in this Form 8-K.

DESCRIPTION OF BUSINESS

Overview of Nyxio’s Business

Nyxio develops and provides innovative technology for the consumer electronics market at a reasonable cost with an integrated solutions platform.  Nyxio is determined to become a leading-edge driver and developer of technology across a wide range of vertical markets that include retail, education, and distribution. Nyxio strives to reduce the overall environmental footprint of end users by consolidating key hardware into more efficient devices such as the VioSphere, Nyxio’s flagship product, which management believes is the world’s first TV with a built-in PC.  Nyxio is dedicated to bringing the very best innovation to market across a wide range of products that include Tablet PC’s, All in One PC’s, Smart TV’s, and groundbreaking concepts like the Venture Mobile Media Viewers. The Company’s development process is identifying technological deficiencies within the consumer electronics market and offering products that provide creative solutions.

Objectives

Company Growth - Nyxio has identified three key objectives that will help guide growth for the next five years and beyond. These include:

•	Continue to determine competitive strategies, organizational management, and divisional structure for the Company’s roadmap for growth.
•	Execute plans for expansion into other industries. Some examples of these industries include: Video Game Industry; Educational Toy Industry; Mobile Phone Industry.
•
Partnerships and Acquisitions: As Nyxio moves forward, expansion as well as development will be associated with Nyxio’s ability to partner and/or acquire companies that will assist in facilitating Nyxio’s goals. Branching out into other industries and markets and increasing capacity to develop innovative products is contingent upon Nyxio’s continued drive to stay competitive. Strategically aligning Nyxio for partnerships, as well as targeting companies for acquisition, will serve to assist expediting Nyxio’s industry expansions, as well as R&D processes.

Product Development - Nyxio has been built on the product development efforts of the present team members. This dedication to product development will continue to remain a key success factor for Nyxio. With this in mind, Nyxio will:

•	Continue current platform of developing integrated and unique product concepts.
•	Assure high levels of product quality, reliability, and robustness.
•	Maintain excellent standards for quality control.
•	Insure Nyxio’s flexibility in design to respond to new customer needs as market trends change.
•	Generate creative strategies to solicit valued feedback from end users.
•	Utilize focus groups that will encourage internal communication and provide insights on product development.
•	Achieve product identity for brand recognition by consumers.

Market Penetration - Any business that intends to produce and market a product must understand the market they are entering and have a solid plan on how they can best achieve a solid market share. Nyxio will:

•	Focus on regional market penetration based on sales and distribution of Nyxio products with focused marketing strategies for each region.
•	Expand target markets with controlled growth.
•	Establish brand awareness by:
•	Creative marketing strategies
•	Branding Nyxio’s image and personality
•	Designing products that are easily identifiable by the consumer
•	Creating consolidated, innovative products that become an essential part of the consumer’s everyday lifestyle

Products

Nyxio is focused on providing high quality, cutting-edge technology. Management believes that its flagship product, the VioSphere, is the only integrated flat screen TV with full PC available in the market today. Nyxio products include Tablets PCs, Mobile Media Viewers, Next Generation Smart TVs, and all-in-one PCs. Examples of our product lines include:

•
The VioSphere: The Nyxio VIOSPHERE Smart TV is the world’s first TV with a built in PC. The VioSphere has fully integrated components that include a built-in DVD player/burner, Bluetooth, WiFi, and built-in webcam.

•	The Realm: All in One PC/TV complete with built in WiFi, Camera, Microphone, DVD player, and Bluetooth.
•	The Omega: Windows 7 Tablet PC with a built in Web Cam, WiFi, optional SIM card port and 3G module offers mobile phone functionality.
•	The Edge: 7” inch Tablet PC fully integrated with Windows CE OS, WiFi Technology, and HDMI.
•
The Venture MMV: Glasses that allow consumers the ability to watch movies and other video content with a cinematic view, as well as listen to music or read books without the product being connected. Hence the term MMV, “mobile media viewers.”

Sales Plan

Nyxio has spent the last year developing the market and establishing the brand in preparation for future sales. Due to limited available funding, the decision made by the management team was to begin initial marketing efforts with each segment of the market to be targeted. Team members made contacts with key decision makers in each area. A number of retail store chains and educational institutions have expressed interest in placing orders as soon as a sufficient inventory is in place. With the appropriate funding in place, Nyxio’s management believes that it will be in a solid position to complete these initial sales and expand the initial marketing efforts to all potential markets. As the sales increase, additional regional sales and account managers will be added to the team.

Our sales plan was developed to achieve a solid market share in each of the identified market segments.  Through capitalization of this sales strategy, Nyxio will continue to grow and strive to become a widely recognized brand name in the consumer electronics industry. The key components of the Nyxio sales and marketing plan include (i) target markets, (ii) market analysis and (iii) staff and structure.

(i)           Target Markets - Nyxio has identified three primary markets for the sale of its product lines. By diversifying the target markets, Nyxio can expand its ability to reach the end user. These three primary markets are: (1) Retailers; (2) Distributors; and (3) Education.

(1) Retailers - The retail market consists of local, regional, and national companies. Nyxio will focus on selling our product line through companies like Computer Sonics, PC Richards, Abt Electronics, Costco, and Micro Center. Nyxio has already garnered interest from many companies in the retail sector.

(2)  Distributors -  This market segment is comprised of regional and national electronics distribution companies. These companies supply product to custom audio/video companies who then supply the end user. Through established relationships, Nyxio will leverage the ability to move product both regionally and nationally, to achieve sizable repeat orders on a regular basis.

(3) Education - Nyxio has already received orders from college and university bookstores. Nyxio’s focus in this market segment is to establish a large national network of college and university bookstores that will account for an important segment of the Nyxio customer base.

As Nyxio grows, the management team intends to enter into international markets. Using the knowledge base gained in marketing to the above segments, Nyxio will seek out similar market segments in international markets. As this expansion is being implemented, Nyxio anticipates the need to develop additional production facilities as well as expanding our sales and marketing team members.

(ii)           Market Analysis - Nyxio’s management team has firsthand experience and working knowledge of the consumer electronics industry. The team has spent a great deal of time examining the consumer electronics market, and the sales and marketing plan that has been established is reflective of the insights they have gained. Some of the key trends that have been identified include:

•	Gartner led researchers are calling for the end of the “isolation” between the television, DVD players, and PCs.
•	Data provided by firstresearch.com states there are approximately 27,000 Consumer Electronic stores in the United States.
•	Cnet News recently reported consumer electronics manufacturers are expected to make $340.4 Billion for 2010, which is up 6.2% from 2009.
•	iSuppli sees a sustained rise over the next four years for the consumer electronics industry, with sales reaching $385 billion in 2014.
•
Sales of tablet computers are estimated to reach 19.5 million units worldwide for 2010. In 2011 the projection is 54.8 million units, representing growth of 181% in one year and rising to 208 million units in 2014 according to FFOG.net.

•	Forrester Research report predicts one-fourth of personal computers in the US market will be tablets by 2015.
•	The National Association of College Stores estimates 4,500 college stores provide service to US higher education.
•	Average sales per US college store was $7.6 million in the fiscal year of 2008/2009 according to the NACS.
•	Based on data from the 2010 Industry Financial Report, total online sales at US college stores for 2008/2009 were estimated at $863 Million.
•	NACS estimates US college store sales was $10.18 Billion for the 2008/2009 fiscal year.
•	According to industry data, technology sales represented approximately 15% of the $10.18 Billion sold in US college stores in the fiscal year of 2008/2009.

Nyxio believes we are in an excellent position to profit from these trends. The product lines being established by Nyxio span current and projected consumer needs for the foreseeable future. With the on-going product development efforts, we believe we will not only achieve solid market share but be competitive in the marketplace.

(iii)           Sales Staff and Structure - Nyxio is forming a sales staff who have the ability to achieve the goals outlined in this plan. Team members will be experienced in the industry, and have skills to maximize Nyxio’s ability to attain identified milestones. The sales efforts will utilize direct contacts with electronics distributors, retailers, and college bookstores nationally. Nyxio’s sales team, comprised of inside and outside sales staff, will set face-to-face meetings to do product demonstrations for all potential customers. Based upon the established sales strategy, Nyxio has divided the US market into five regions. These regions are defined as:

•	West Region: WA, OR, CA, ID, NV, UT, AZ, CO
•	Southwest Region: TX, NM, OK, KS, NE, ND, SD, WY, MT, LA, AR
•	Midwest Region: IL, MO, IA, MN, WI, MI, IN, OH,
•	East Region: NY, PA, NJ, CT, MA, VT, NH, ME, RI, DE, MD, DC, VA, WV

•	Southeast Region: KY, TN, NC, SC, MS, AL, GA, FL

Based upon projected sales growth and development, Nyxio will eventually allocate one Regional Sales Manager (Outside Sales) and one Account Manager (Inside Sales) working out of a satellite office located within each region. The Regional Sales Manager will be responsible for expanding Nyxio’s client base and fostering these relationships. With the continuance of managing these clients, the Regional Sales Manager will focus on growing sales with existing clients while continuing to establish new business. The Account Manager will perform the vital role of liaison between existing clients and Nyxio. Their primary role is to assure Nyxio clients receive the best service available by managing the needs of clients on a continual basis. Another important role of the Account Manager is inside sales. The Account Manager will be contacting potential clients to set meetings for the Regional Sales Manager.

Marketing Plan

Nyxio is implementing a creative and targeted marketing plan for its platform of products. The key areas of the plan include public relations, advertising, website, trade shows, product identity, and social media. We believe that when executed successfully, the Nyxio marketing plan will result in interest and attention within the Consumer Electronics Industry as well as with the end consumer.

Public Relations - Nyxio has consulted with a few, well established, public relations firms. The feedback that has been received has been very encouraging. These firms have  expressed the desire to work with Nyxio, as well as confirming management’s belief in Nyxio and our product line. Nyxio hopes to accomplish the following goals through these public relations efforts: (i) Create buzz among key target audiences; (ii) Develop national brand recognition; (iii) Drive awareness for current products to support 2011 launches; (iv) Develop relationships with key influencers in the marketplace; (v) Introduce Nyxio to key analysts; and (vi) Drive sales through a strategic public relations program.

Advertising - Nyxio will advertise in industry-specific publications in order to introduce our product line to a large population of key companies and individuals within the consumer electronics industry. These companies and individuals represent regional and national electronics distributors as well as custom audio/video installers and retailers. The publications currently being considered for advertising placement include:

•	CE Pro
•	Smarthouse
•	Electronic House
•	First Glimpse
•	Connected World

These publications should also introduce the product line to millions of end users. Nyxio also envisions advertising regionally and nationally on television in the future and utilizing targeted and effective direct mail to consumer electronics buyers.

Website - Nyxio has established a website that is a great source of information to the general population as well as distributors, retailers, and custom audio/video installation companies, all of whom are potential customers for Nyxio. Nyxio has also established the website as a platform for online gaming and as a social media tool. Our goal is for this website to grow as a vital resource for Nyxio employees, customers, and for the industry itself.

Trade Shows - Trade shows are a very effective marketing tool for Nyxio.  Nyxio expects to participate in five trade shows annually. These shows are crucial in Nyxio marketing to a very focused audience. The following trade shows serve to cover the identified target markets of electronics distributors, retailers, and the education market.

•	CES
•	CEDIA
•	ICBA
•	CAMEX

Innovative Product Development - Nyxio’s product development efforts are based on the concept that market penetration is contingent upon continued innovation. Nyxio has proven its ability to be innovative with the release of the first VioSphere. This release came a full three years before the market determined that connected TV’s and smart TV’s were the next consumer technology wave and a second version has already been released.  Continued creativity in development has also been illustrated by Nyxio’s development and release of tablet PC’s and the Nyxio Venture MMV’s. Nyxio’s “Mobile Media Viewers” allow users a cinematic experience through a non-connected device. With continued focus on creative and innovative product development, Nyxio strives to become a leader in the consumer electronics industry.

Product Identity -  Through the design of our products, Nyxio aims to distinguish itself in the market place. Nyxio has established a reputation for innovative technology as a major market separator. We believe that this, combined with Nyxio’s unique designs, should give us an advantage over our competitors.  Nyxio’s designs will also serve to create more demand for our entire product line with our goal being that customers will be able to identify a Nyxio product before seeing the Nyxio name on it.

Social Media - Social media is also a major focus for Nyxio marketing efforts. Nyxio has a team of skilled individuals that will focus on maximizing Nyxio’s presence through Facebook, Twitter, digg, and email marketing. By maximizing Nyxio’s exposure through these various social media sites, Nyxio will effectively brand itself as a company to millions of potential customers on a continual basis.

Market Competition

There are numerous companies that currently produce a variety of consumer electronic devices. Each of these will represent a certain level of competition for Nyxio in specific market segments. The management team feels that the strongest competition will come from the following well-established companies: Sony, Samsung, LG, Vizio, Apple, Dell, and HP.

Nyxio believes that its key competitive advantage is innovation. Another competitive advantage is our maneuverability in regard to technological development and advances. Nyxio can introduce a new product to the market quickly due to the lack of a large bureaucratic process in regard to product development.

Regulatory Environment and Environmental Compliance

The conduct of our businesses, and the production, distribution, sale, advertising, labeling, safety, transportation and use of our products, are and will be subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, as well as to foreign laws and regulations administered by government entities and agencies in markets where we may operate and sell our products. It is our policy to abide by the laws and regulations that apply to our business.

In the United States, we are or may be required to comply with certain federal health and safety laws, laws governing equal employment opportunity, customs and foreign trade laws and regulations, laws regulating the sales of products in schools, and various other federal statutes and regulations. We may also be subject to various state and local statutes and regulations, including California Proposition 65 which requires that a specific warning appear on any product that contains a component listed by the State of California as having been found to cause cancer or birth defects. Many consumer electronic manufacturers who sell products in California, including our Company, may be required to provide warning labels on their products.  We will rely on legal and operational compliance programs, as well as local counsel, to guide our businesses in complying with applicable laws and regulations of the jurisdictions in which we do business.

We do not anticipate at this time that the cost of compliance with U.S. and foreign laws will have a material financial impact on our operations, business or financial condition, but there are no guarantees that new regulatory and tariff legislation may not have a material negative effect on our business in the future.

Furrther, we are subject to national and local environmental laws in the United States. We are committed to meeting all applicable environmental compliance requirements. Environmental compliance costs are not expected to have a material impact on our capital expenditures, earnings or competitive position.

Employees

Nyxio currently has 6 employees, and has engaged 4 independent contractors.  Nyxio engages the services of independent contractors to assist management in developing Nyxio’s products.  There are no employment agreements or independent contractor agreements currently in place.

Property

Nyxio maintains its corporate office at 2156 NE Broadway, Portland, Oregon, 97232 pursuant that certain Lease Agreement with Weston Investment Co. LLC (dba American Property Management Corp) at a cost of $4,174.67 per month with a lease term ending June 30, 2013.  Our phone number is (503) 719-4132 and our facsimile number is (503) 954-2780.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Company and Our Industry

We are a development stage company with a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history, early stage of development, unproven business strategy and unproven product. We are a development stage company that has yet to generate any revenue. As a development stage company, we face numerous risks and uncertainties in the competitive markets.  In particular, we have not proven that we can: develop our product offering in a manner that enables us to be profitable and meet our customers’ requirements; develop and maintain relationships with key customers and strategic partners that will be necessary to optimize the market value of our products; raise sufficient capital in the public and/or private markets; or respond effectively to competitive pressures. If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

We have no revenues and have incurred losses.

Since inception through March 31, 2011, we have not generated any revenues. We anticipate that our existing cash and cash equivalents will not be sufficient to fund our longer term business needs and we will need to generate revenue or receive additional investment in the Company to continue operations.

Our auditors have expressed uncertainty as to our ability to continue as a going concern.

Primarily as a result of our recurring losses and our lack of liquidity, we received a report from our independent auditors that includes an explanatory paragraph describing the substantial uncertainty as to our ability to continue as a going concern as of our fiscal year ended December 31, 2010.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds from equity and debt financings.  We expect to require substantial additional capital in the near future to develop and market new products, services and technologies.  We currently do not have commitments for financing to meet our expected needs and we may not be able to obtain additional financing on terms acceptable to us, or at all.  Even if we obtain financing for our near term operations and product development, we expect that we will require additional capital beyond the near term.  If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

If our products do not gain market acceptance, we may not be able to fund future operations.

A number of factors may affect the market acceptance of our products, including, among others, the perception by consumers of the effectiveness of our products, our ability to fund our sales and marketing efforts, and the effectiveness of our sales and marketing efforts. If our products do not gain acceptance by consumers, we may not be able to fund future operations, including the development of new products, and/or our sales and marketing efforts for our current products, which inability would have a material adverse effect on our business, financial condition and operating results.

Any failure to adequately establish a distributor sales force will impede our growth.

We expect to be substantially dependent on a distributor sales force to attract new consumers of our products. We are currently in the process of establishing our distributor network and believe that there may be significant competition for qualified, productive distributors who have the skills and technical knowledge necessary to promote and sell our products. Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in establishing our distributor network. If we are unable to develop an efficient distributor network, it will make our growth more difficult and our business could suffer.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not accurately estimate demand for our products. Our ability to estimate the overall demand for our products is imprecise and may be less precise in certain markets. If we materially underestimate demand for our products or are unable to secure sufficient materials to produce and package our products, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain electronic components, parts or raw materials have been and could, from time to time in the future, be experienced. Such shortages could interfere with and/or delay production of our products and could have a material adverse effect on our business and financial results.

Changes in consumer preferences may reduce demand for our products.

Our future success will depend upon our ability to develop and introduce different and innovative consumer electronics. In order to develop our market share, the impact of our products must address a consumer need and then meet that need in the areas of quality and derived benefits. There can be no assurance of our ability to meet that need and there is no assurance that consumers will purchase our products. Additionally, our products are considered premium products and to maintain market share during recessionary periods we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for some consumer electronic products may be limited to a few years before consumers’ preferences change. There can be no assurance that our products will become or remain profitable for us. The consumer electronics industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product initiatives. We also may be unable to penetrate new markets. If we are unable to address any or all of these issues, it may affect our ability to produce revenues and our business, financial condition and results of operations will be adversely affected.

If we are unable to develop and establish brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to develop and establish brand image for our products. We have no assurance that our advertising, marketing and promotional programs will have the desired impact on our products’ brand image or consumer preferences. Product quality issues, real or imagined, or allegations of product defects, even if false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. We may be required from time to time to recall products entirely.  Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance. While we do not expect to have any credible product liability litigation, there is no assurance that we will not experience such litigation in the future. In the event we do experience product liability claims or a product recall, our financial condition and business operations could be materially adversely affected.

We may acquire or make investments in companies or technologies that could cause loss of value to our stockholders and disruption of our business.

Subject to our capital constraints, we intend to continue to explore opportunities to acquire companies or technologies in the future. Entering into an acquisition entails many risks, any of which could adversely affect our business, including:

•	Failure to integrate the acquired assets and/or companies with our current business;
•	The price we pay may exceed the value we eventually realize;
•	Loss of share value to our existing stockholders as a result of issuing equity securities as part or all of the purchase price;
•	Potential loss of key employees from either our current business or the acquired business;
•	Entering into markets in which we have little or no prior experience;
•	Diversion of management’s attention from other business concerns;
•	Assumption of unanticipated liabilities related to the acquired assets; and
•	The business or technologies we acquire or in which we invest may have limited operating histories, may require substantial working capital, and may be subject to many of the same risks we are.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

•	Effectively using and integrating new technologies;
•	Continuing to develop our technical expertise;
•	Enhancing our engineering and system design services;
•	Developing services that meet changing customer needs;
•	Advertising and marketing our services; and
•	Influencing and responding to emerging industry standards and other changes.

An interruption in the supply of products and services that we obtain from third parties could cause a decline in sales of our products.

In designing, developing and supporting our products, we rely on many third party providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable.  If our liquidity deteriorates, our vendors may tighten our credit, making it more difficult for us to obtain suppliers on terms satisfactory to us. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

Growth of internal operations and business may strain our financial resources.

We intend to significantly expand the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of our financial and information management systems;
•	The need to manage strategic relationships and agreements with manufacturers, suppliers and distributors; and
•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

Current global economic conditions may adversely affect our industry, business and result of operations.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause our customers to cancel, decrease or delay their existing and future orders with us. In addition, financial difficulties experienced by our suppliers, manufacturers, distributors or customers could result in product delays, increased accounts receivable defaults and inventory challenges. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Significant changes in government regulation may hinder sales.

The production, distribution, sale and marketing of our products are subject to the rules and regulations of various federal, state and local agencies, various environmental statutes, and various other federal, state and local statutes and regulations applicable to the production, transportation, sale, safety, and advertising of or pertaining to our products. New statutes and regulations may also be instituted in the future. Compliance with applicable federal and state regulations is crucial to our success. Although we believe that we are in compliance with applicable regulations, should the federal government or any state in which we operate amend its guidelines or impose more stringent interpretations of current laws or regulations, we may not be able to comply with these new guidelines. Such regulations could require the reformulation of certain products to meet new standards, market withdrawal or discontinuation of certain products we are unable to reformulate, imposition of additional record keeping requirements and expanded documentation regarding the properties of certain products.  Failure to comply with applicable requirements could result in sanctions being imposed on us or the manufacturers of any of our products, including but not limited to fines, injunctions, product recalls, seizures and criminal prosecution. Further, if a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be required to have the packaging of our products changed which may adversely affecting our financial condition and operations. We are also unable to predict whether or to what extent a warning under any of applicable statute would have an impact on costs or sales of our products.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. We expect to rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights.  The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available.  There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.  In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

Assertions against us by third parties for infringement of their intellectual property rights could result in significant costs and cause our operating results to suffer.

The consumer electronics industry is characterized by vigorous protection and pursuit of intellectual property rights and positions, which results in protracted and expensive litigation for many companies. Other companies with greater financial and other resources than us have gone out of business from costs related to patent litigation and from losing a patent litigation. We may be exposed to future litigation by third parties based on claims that our technologies or activities infringe the intellectual property rights of others. Although we try to avoid infringement, there is the risk that we will use a patented technology owned or licensed by another person or entity and be sued for patent infringement or infringement of another party’s intellectual property or proprietary rights.  If we or our products are found to infringe the intellectual property or proprietary rights of others, we may have to pay significant damages or be prevented from making, using, selling, offering for sale or importing such products or services or from practicing methods that employ such intellectual property or proprietary rights.

Further, we may receive notices of infringement of third-party intellectual property rights. Specifically, we may receive claims from various industry participants alleging infringement of their patents, trade secrets or other intellectual property rights in the future. Any lawsuit resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling products or using technology or manufacturing processes that contain the allegedly infringing intellectual property;

•	pay damages to the party claiming infringement;

•	attempt to obtain a license for the relevant intellectual property, which may not be available on commercially reasonable terms or at all; and

•	attempt to redesign those products that contain the allegedly infringing intellectual property with non-infringing intellectual property, which may not be possible.

The outcome of a dispute may result in our need to develop non-infringing technology or enter into royalty or licensing agreements. We may agree to indemnify certain customers for certain claims of infringement arising out of the sale of our products. Any intellectual property litigation could have a material adverse effect on our business, operating results or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our products are complex and may require modifications to resolve undetected errors or failures in order for them to function at the desired specifications, which could lead to higher costs, a loss of customers or a delay in market acceptance of our products.

Our products are highly complex and may contain undetected errors or failures when first introduced or as new versions are released. If our products are delivered with errors or defects, we could incur additional development, repair or replacement costs, and our credibility and the market acceptance of our products could be harmed. Defects could also lead to liability for defective products and lawsuits against us or our customers. We may agree to indemnify some of our customers under some circumstances against liability from defects in our products. A successful product liability claim could require us to make significant damage payments.

We do not have long-term purchase commitments from our customers, which may result in significant uncertainty and volatility with respect to our revenues and could materially and adversely affect our results of operations and financial condition.

We do not have long-term purchase commitments from our customers; our sales, if any, will be made on the basis of individual purchase orders. Our customers may also cancel or defer purchase orders. Our customers’ purchase orders may vary significantly from period to period, and it is difficult to forecast future order quantities. In addition, changes in our customers’ business may adversely affect the quantity of purchase orders that we receive. We cannot assure you that any of our customers will continue to place orders with us in the future at the same level as in prior periods. We also cannot assure you that the volume of our customers’ orders will be consistent with our expectations when we plan our expenditures. Our results of operations and financial condition may thus be materially and adversely affected.

The average selling prices of our products could decrease rapidly, which may negatively impact our revenues and operating results.

The price of consumer electronic products typically declines over its product life cycle, reflecting product obsolescence, decreased demand as customers shift to more advanced products, decreased unit costs due to advanced designs or improve manufacturing yields, and increased competition as more suppliers are able to offer similar products.  We may experience substantial period-to-period fluctuations in future operating results if our average selling prices decline.  We may reduce the average unit price of our products in response to competitive pricing pressures, new product introductions by us or our competitors and other factors.  We expect these factors will create downward pressure on our average selling prices and operating results.  To maintain acceptable operating results, we will need to develop and introduce new products and product enhancements on a timely basis and continue to reduce our costs.  If we are unable to offset any reductions in our average selling prices by increasing our sales volumes and corresponding production costs reductions, or if we fail to develop and introduce new products and enhancements on a timely basis, our revenues and operating results will suffer.

We may be adversely affected by the cyclicality of consumer electronics industry.

The consumer electronics industry is highly cyclical and is characterized by constant and rapid technological change, product obsolescence and price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand. The consumer electronics industry has, from time to time, experienced significant downturns, often connected with, or in anticipation of, maturing product cycles of both consumer electronics companies’ products and declines in general economic conditions. These downturns have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. Any future downturn may reduce our revenues and result in our having excess inventory. Furthermore, any upturn in the consumer electronics industry could result in increased competition for access to limited third-party suppliers and testing capacity. Failure to gain access to suppliers and testing capacity could impair our ability to secure the supply of products that we need, which could significantly delay our ability to ship our products, cause a loss of revenues and damage our customer relationships.

Our business could be materially and adversely affected if we fail to anticipate changes in evolving industry standards, fail to achieve and maintain technological leadership in our industry or fail to develop and introduce new and enhanced products.

Our products are generally based on industry standards, which are continually evolving. The emergence of new industry standards could render our products or those of our customers unmarketable or obsolete and may require us to incur substantial unanticipated costs to comply with any such new standards.  Moreover, we will be required to anticipate changes in technology and industry standards and to develop and introduce new and enhanced products in a timely fashion. If we do not anticipate these changes in technologies and rapidly develop and introduce new and innovative technologies, we may not be able to provide our products on competitive terms, and some of our customers may buy products from our competitors instead of from us. Our continued ability to adapt to such changes and anticipate future standards will be a significant factor in maintaining or improving our competitive position and our growth prospects. We cannot assure you that we will be able to anticipate evolving industry standards, successfully complete the design of our new products, have these products manufactured at acceptable manufacturing yields, or obtain significant purchase orders for these products to meet new standards or technologies. If we fail to anticipate changes in technology and to introduce new products that achieve market acceptance, our business and results of operations could be materially and adversely affected.

We face intense competition and expect competition to increase in the future, which could prohibit us from developing a customer base and generating revenue.

There are many companies who will compete directly with our planned products and services.  These companies may already have an established market in our industry.  Most of these companies have significantly greater financial and other resources than us and have been developing their products and services longer than we have been developing ours.  Additionally, there are no significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

Adverse changes in general economic or political conditions in any of the countries in which we do business or intend to launch our products could adversely affect our operating results.

If we grow our business to customers located in the United States as well as customers located outside of the United States as we intend, we expect to become subject to the risks arising from adverse changes in both domestic and global economic and political conditions. For example, the direction and relative strength of the United States and international economies remains uncertain due to softness in the housing markets, difficulties in the financial services sector and credit markets and continuing geopolitical uncertainties. If economic growth in the United States and other countries continue to slow, the demand for our customer’s products could decline, which would then decrease demand for our products. Furthermore, if economic conditions in the countries into which our customers sell their products continue to deteriorate, some of our customers may decide to postpone or delay certain development programs, which would then delay their need to purchase our products. This could result in a reduction in sales of our service or in a reduction in the growth of our service revenues. Any of these events would likely harm investors view of our business, our results of operations and financial condition.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain technical and financial personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industries, are vital to our success. There is substantial competition for qualified technical and financial personnel, and there can be no assurance that we will be able to attract or retain our technical and financial personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Corporate insiders or their affiliates may be able to exercise significant control over matters requiring a vote of our stockholders and their interests may differ from the interests of our other stockholders.

Upon the Closing of the Exchange Transaction, our directors and officers collectively own approximately 60% of our issued and outstanding common stock.  In addition, one stockholder owns approximately 60% of our issued and outstanding common stock.  As a result, these officers and directors and stockholder are able to exercise significant control over matters requiring approval by our stockholders. Matters that require the approval of our stockholders include the election of directors and the approval of mergers or other business combination transactions. Certain transactions are effectively not possible without the approval of these officers and directors and stockholder by virtue of their control over a majority of our outstanding shares, including, proxy contests, tender offers, open market purchase programs or other transactions that can give our stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares of our common stock.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with, existing and future requirements could adversely affect our business.

We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board.  These laws, rules and regulations continue to evolve and may become increasingly stringent in the future.  In particular, under SEC rules, we are required to include management’s report on internal controls as part of our annual report for the fiscal year ending December 31, 2011, pursuant to Section 404 of the Sarbanes-Oxley Act.  The financial cost of compliance with these laws, rules and regulations is expected to be substantial.  We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters.  Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

Risks Related to an Investment in Our Securities

Our board of directors does not intend to declare or pay any dividends to our stockholders in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors the board of directors considers relevant.  There is no plan to pay dividends in the foreseeable future, and if dividends are paid, there can be no assurance with respect to the amount of any such dividend.

Nevada law and our articles of incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders and/or have rights and preferences greater than our common stock.

Pursuant to our Articles of Incorporation, we have, as of the date of this Report, 121,212,122 shares of common stock authorized.  As of June 20, 2011, we have 15,878,295 shares of common stock issued and outstanding.  As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which, if issued, could cause substantial dilution to our existing shareholders.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Although our common stock is quoted on the OTCQB under the symbol “NYXO” there is a limited public market for our common stock.  No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all.  Many brokerage firms may not be willing to effect transactions in the securities.  Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, lack of available credit, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Party Transactions

On July 5, 2011, we entered into the Exchange Agreement.  As a result of the Share Exchange Transaction, the Nyxio Shareholders received an aggregate of 22,500,000 shares of our common stock and Mr. Johnson received a warrant to purchase up to 37,500,000 shares of our common stock at $0.01 per share, in exchange for 100% of the issued and outstanding capital stock of Nyxio representing approximately 60% of our 38,378,295 issued and outstanding shares of common stock as at that date.  Mr. Giorgio Johnson was the Chief Executive Officer, a director and a shareholder of Nyxio prior to the Closing of the Share Exchange Transaction.  Mr. Johnson is also our President, Chief Executive Officer and a director of the Company.  Accordingly, the Share Exchange Transaction was a related party transaction.  Mr. Johnson was the recipient of 19,125,000 shares of our common stock and warrants to purchase 37,500,000 shares of common stock issued in accordance with the Share Exchange Transaction.  Furthermore, Mirjam Metcalf was the Vice President of Finance of Nyxio and, as a result of the Closing of the Share Exchange Transaction, was appointed the Chief Financial Officer, Secretary and Treasurer of the Company.

Other than as set forth above, neither Mr. Johnson nor Ms. Metcalf, held any other position with Nyxio or the Company prior to the Closing of the Share Exchange Transaction nor has either been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

There are no family relationships between any of our former or current officers and directors.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As more fully described in Item 2.01 above, in connection with the Share Exchange Transaction, on the Closing Date we issued a total of 22,500,000 shares of our common stock (“Shares”) and a warrant to purchase up to an aggregate of 37,500,000 shares of our common stock at $0.01 per share (“Warrants”), in exchange for 100% of the issued and outstanding capital stock of Nyxio.  Reference is made to the disclosure set forth under Item 2.01 of this Form 8-K, which disclosure is incorporated by reference.

The Shares and Warrants were issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933, and comparable exemptions for sales to “accredited” investors under state securities laws.  The Shares and Warrants were issued to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, based upon representation made by such investors.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

As more fully described in Item 2.01 above, incorporated herein by reference, on July 5, 2011, in a voluntary share exchange transaction, we acquired a business with certain intellectual property related to certain consumer electronic products, by executing the Exchange Agreement by and among the Registrant, Nyxio and the Nyxio Shareholders. The Nyxio Shareholders own 100% of the equity in Nyxio.

Under the Exchange Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of Nyxio through the issuance of 22,500,000 shares of our common stock to the Nyxio Shareholders and a warrant to purchase up to 37,500,000 shares of our common stock at $0.01 per share to Mr. Johnson. Immediately prior to the Exchange Transaction, we had 15,878,295 shares of common stock issued and outstanding.  As a result of this Exchange Transaction, the Nyxio Shareholders will own approximately 60% of our issued and outstanding common stock, and Nyxio became our wholly owned subsidiary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 2.01 above is incorporated by reference herein.

Resignation of Officer

Effective July 5, 2011, Mr. John J. Lennon resigned as Chief Financial Officer, Treasurer and Secretary of the Company.  Mr. Lennon will remain a member of the Company’s Board of Directors.

Appointment of Officer

Effective upon Mr. Lennon’s resignation, Ms. Mirjam Metcalf was appointed Chief Financial Officer, Treasurer and Secretary of the Company.  Ms. Metcalf’s professional history is noted below.

Our officers and directors as of July 5, 2011 are as follows:

Name	Age	Position

John J. Lennon	56	Director

Giorgio Johnson	45	Director, President, Chief Executive Officer

Mirjam Metcalf	52	Chief Financial Officer, Secretary, Treasurer

There are no family relationships among any of our officers or directors. Neither our officers has an employment agreement with the Company.

Other than the Share Exchange Transaction, Mr. Johnson’s involvement therein, and Ms. Metcalf’s appointment as Chief Financial Officer, Treasurer and Secretary as disclosed in Item 2.01 above, there are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which our directors or officers had or will have a direct or indirect material interest.

Further, other than the Share Exchange Transaction, as noted in Item 2.01 above, there is no material plan, contract or arrangement (whether or not written) to which our directors or officers is a party or in which our directors or officers participate that is entered into or material amendment in connection with our appointment of our new officer, or any grant or award to either our new officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the Company’s new Chief Financial Officer.

Professional History of Mirjam Metcalf -

Mirjam Metcalf has over 20 years of experience in accounting and finance.  Ms. Metcalf has served as Vice President of Finance of Nyxio since 2010.  In addition, since 2008 Ms. Metcalf has operated her own tax solution company which provides assistance to all entities required to report taxes, including individuals, partnerships, corporations and trusts.  From 1996 to 2002, Ms. Metcalf was a Managing Principal consultant with Oracle Corporation, where she implemented the organization’s e-business suite of financial and human capital applications at Fortune 500 companies around the world.  Further, from 1987 to 1996, Ms. Metcalf was financial comptroller at EDS’ Manufacturing Consulting SBU, where she managed all accounting responsibilities including financial planning, preparation and presentation of statements, budgeting, internal controls and computer systems.  Ms. Metcalf graduated from Oakland University with a Bachelor of Science in accounting and finance and has an MBA from the University of Michigan.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 2.01 above, which is incorporated herein by reference.

(a)           Financial Statements of the Business Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(b)           Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed.

(d)           Exhibits

Exhibit No.	Description

2.1	Share Exchange Agreement dated July 5, 2011*

10.1	Form of Common Stock Purchase Warrant*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYXIO TECHNOLOGIES CORPORATION,
a Nevada corporation

Dated: July 11, 2011	/s/ Mirjam Metcalf
Mirjam Metcalf, Chief Financial Officer, Treasurer, and Secretary